UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 2, 2003

Date of report (Date of earliest event reported)

CIMA LABS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24424	41-1569769

(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Valley View Road Eden Prairie, Minnesota		55344-9361

(Address of Principal Executive Offices)		(Zip Code)

(952) 947-8700

(Registrant’s Telephone Number,
Including Area Code)

Item 5. Other Events.
Item 7(c). Exhibits.
SIGNATURES
Exhibit Index
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events.

     On September 2, 2003, CIMA LABS INC., a Delaware corporation (“CIMA”), issued a press release announcing that earlier that day it sent a letter to Cephalon, Inc., a Delaware corporation (“Cephalon”), stating that Cephalon’s cash proposal of $26.00 per share for the outstanding shares of CIMA common stock does not represent a superior proposal to the stock-for-stock merger contemplated with aaiPharma Inc., a Delaware corporation. The press release and the letter are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 7(c). Exhibits.

     See Exhibit Index.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2003
CIMA LABS INC.

	By:	/s/ James C. Hawley

James C. Hawley Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description	Method of Filing

99.1	Press Release dated September 2, 2003.	Filed herewith

99.2	Letter dated September 2, 2003, from CIMA LABS INC. to Cephalon, Inc.	Filed herewith